Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

GEOKINETICS INC.

ARTICLE ONE

The name of the corporation is Geokinetics Inc.

ARTICLE TWO

The address of its registered office in the state of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted by the corporation are:

(1)                                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

(2)                                  To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

(3)                                  To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(4)                                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the corporation.

(5)                                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect to the shares of capital stock, or any noting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or persons, public or private, or by the government of the United States of

America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights , powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and. enhancement in value thereof.

(6)                                  To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(7)                                  To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets or any interest therein, wherever situated.

(8)                                  In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent business and purposes.

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is Five Million (5,000,000), and the par value of each of such shares is Twenty Cents ($0.20).

ARTICLE FIVE

Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.  At each election for directors, each stockholder entitled to vote at such election shall be entitled to one vote for each share of capital stock owned by him; no stockholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such stockholder shall equal, or to distribute such votes on the same principle among any number of such candidates.

ARTICLE SIX

No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock, but such shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE SEVEN

The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Dan Busbee	3600 Republic National Bank Tower
Dallas, Texas 75201

ARTICLE EIGHT

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

Name	Mailing Address

Mitchell A. Lekas	280 Buchanan Field Road
Concord, CA 94520

John D. Downen	280 Buchanan Field Road
Concord, CA 94520

Henry H. Patton	Orchard Road
Skillman, NJ 08568

James L.D. Roser	4800 Riverbend Road
Boulder, CO 80301

Robert D. Mackenzie	One Maritime Plaza
San Francisco, CA 94111

ARTICLE NINE

The corporation is to have a perpetual existence.

ARTICLE TEN

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1)                                  To adopt, amend or repeal the bylaws of the corporation.

(2)                                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(3)                                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(4)                                  When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

ARTICLE ELEVEN

Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide.  The books of the corporation may be kept at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE TWELVE

The corporation shall have the power to indemnify its directors, officers, employees or agents as provided below:

(1)                                  The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or riot opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)                                  The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)                                  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)                                  Any indemnification under parts (1) and (2) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

(5)                                  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(6)                                  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)                                  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against bin and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

(8)                                  For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE THIRTEEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this            day of January, 1980.

Dan Busbee

THE STATE OF TEXAS	)
COUNTY OF DALLAS	)

I, the undersigned Notary Public, do hereby certify that on this            day of January, 1980, personally appeared before me

CERTIFICATE OF AGREEMENT OF MERGER

OF

GEOKINETICS INC. (DE.DOM.)

MERGING

GEOKINETICS INC. (CA.DOM.)

UNDER NAME OF

GEOKINETICS INC. (DE.DOM.)

PLAN OF MERGER AND REORGANIZATION

This Plan of Merger and Reorganization, dated 15th of April, 1980, pursuant to the General Corporation Law of California and the General Corporation Law of the State of Delaware, by and between GEOKINETICS INC., a California corporation (“Old Geokinetics”), and Geokinetics Inc., a Delaware corporation (“New Geokinetics”), such corporations being hereinafter collectively referred to as the “Constituent Corporations.

WITNESSETH:

WHEREAS, New Geokinetics is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on January 31, 1980, and having an authorized capital stock of 5,000,000 shares of Common Stock, $.20 par value (“Common Stock of New Geokinetics”); and

WHEREAS, Old Geokinetics is a corporation duly organized and existing under the laws of the State of California, having an authorized capital stock of 100,000 shares of Common Stock, no par value (“Common Stock of Old Geokinetics”), of which 23,440 shares are issued and outstanding as of the date hereof; and

WHEREAS, the respective Boards of Directors of New Geokinetics and Old Geokinetics have each duly approved this Plan of Merger and Reorganization (“Plan”) providing for the merger of Old Geokinetics with and into New Geokinetics as the surviving corporation as authorized by the General Corporation Law of California and the General Corporation Law of the State of Delaware;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the manner and basis of causing the shares of Old Geokinetics to be converted into shares of New Geokinetics, and such other details and provisions as are deemed necessary or proper, the Constituent Corporations have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the shareholders of Old Geokinetics, and subject to the conditions hereinafter set forth, as follows:

I.

MERGER AND NAME OF SURVIVING CORPORATION

At the Effective Time of the Merger, as hereinafter defined, Old Geokinetics shall be merged with and into New Geokinetics, the name of which upon and after the Effective Time of the Merger shall continue to be “Geokinetics Inc.”

II.

TERMS AND CONDITIONS OF MERGER

The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

A.                                   At the Effective Time of the Merger:

(1)                                  Old Geokinetics shall be merged into New Geokinetics, with the effect provided by the General Corporation Law of the State of Delaware.

(2)                                  New Geokinetics shall continue its corporate existence and the separate existence of Old Geokinetics shall cease.

(3)                                  New Geokinetics shall thereupon and thereafter possess all the rights, privileges, powers, and franchises, of a public as well as a private nature and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; and all and singular, the rights, privileges, powers and franchises of each Constituent Corporation, and all property (real, personal, and mixed) and all debts due to either Constituent Corporation on whatever account, and all other chooses in action, and all and every other interest, of or belonging to each Constituent Corporation, shall be vested in New Geokinetics; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of New Geokinetics as they were of the respective Constituent Corporations: and the title to any real or personal property vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; and all rights of creditors and all liens upon any property of either Constituent Corporation shall be preserved unimpaired, such lien or liens to be limited to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to New Geokinetics and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred by it.  Specifically, but not by way of limitation. New Geokinetics shall have the same power and authority to act in respect to any debts, liabilities and duties of either Constituent Corporation as the Constituent Corporation would have had, had it continued in existence; and any action or proceeding pending by or against either Constituent Corporation may be prosecuted to judgment as if the merger had not taken place or the Surviving Corporation may be substituted in its place.

(4)                                  Except as otherwise provided herein all corporate acts, plans, policies, contracts, approvals and authorizations of Old Geokinetics and its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers, and agents, which were valid and effective immediately prior to the Effective Time of the Merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of New Geokinetics and shall be as effective and binding on it as the same were with respect to Old Geokinetics.  The employees of Old Geokinetics shall become the employees of New Geokinetics and except as otherwise provided herein, they shall continue to be entitled to the same rights and benefits, which they enjoyed as the employees of Old Geokinetics.

(5)                                  The assets, liabilities, reserves, and accounts of each Constituent Corporation shall be recorded on the books of New Geokinetics at the amounts at which they, respectively, shall then be carried on the books of such Constituent Corporation subject to such adjustments or elimination of inter-company items as may be appropriate in giving effect to the merger.

B.                                     At the Effective Time of the Merger, the charter of New Geokinetics shall be deemed to be amended to the extent that changes in such charter are stated in this Plan.

C.                                     The Board of Directors, and the members thereof, of Old Geokinetics and the officers of Old Geokinetics immediately prior to the Effective Time of the Merger shall be and constitute the Board of Directors and the members thereof, and the officers, respectively, of New Geokinetics at the Effective Time of the Merger, to serve in accordance with the bylaws of New Geokinetics until their respective successors shall have been duly elected and qualified in accordance with such bylaws.  If at the Effective Time of the Merger a vacancy shall exist in the Board of Directors or in any of the offices of New Geokinetics, such vacancy may be filled in the manner provided in the bylaws of New Geokinetics.

III.

CAPITALIZATION OF SURVIVING CORPORATION AND

MANNER AND BASIS OF CONVERTING SHARES

The total authorized capital stock of New Geokinetics shall be as set forth in the Certificate of Incorporation of Geokinetics, that is, 5,000,000 shares of Common Stock of New Geokinetics.

At the Effective Time of the Merger, the outstanding shares of Common Stock of Old Geokinetics shall be converted into and become shares of Common Stock of New Geokinetics, and the manner of effecting such conversion shall be as follows:

(1)                                  At the Effective Time of the Merger, each outstanding share of Common Stock of Old Geokinetics, and all rights in respect thereto, shall by virtue of the merger, and without action on the part of any shareholder of Old Geokinetics, be converted forthwith into and become one hundred (100) shares of Common Stock of New Geokinetics.

B.                                     After the Effective Time of the Merger, each holder of an outstanding certificate for shares of Common Stock of Old Geokinetics shall surrender the same, duly endorsed as New Geokinetics may require, to New Geokinetics or its agent for cancellation.  Thereupon, such holder shall receive in exchange therefor, a certificate or certificates representing the number of shares of Common Stock of New Geokinetics to which such holder shall be entitled as specified in paragraph A. immediately above, and dividends, if any, without interest, on each such share of Common Stock of New Geokinetics in an amount equivalent to the amount of dividends declared and paid per share on the outstanding Common Stock of New Geokinetics between the Effective Time of the Merger and the date of issuance to such holder of the certificate(s) for such shares of Common Stock of New Geokinetics.  With respect to all dividends, if any, which shall have been declared on the Common Stock of New Geokinetics payable to shareholders of record on a date subsequent to the Effective Time of the Merger and prior to the date a holder of a certificate for shares of Common Stock of Old Geokinetics shall have surrendered his certificate for cancellation as hereinabove provided, such holder shall be deemed to have been a holder on such record date of the shares of Common Stock of New Geokinetics into which the shares of Common Stock of Old Geokinetics held by him were converted.  A holder of a certificate for shares of Old Geokinetics shall not be entitled to delivery of any dividends with respect to such shares, unless and until he shall surrender certificates for such shares, duly endorsed for cancellation, in exchange for certificates representing shares of Common Stock of New Geokinetics as hereinabove provided.

C.                                     All shares of Common Stock of New Geokinetics issued to the holders of shares of Common Stock of Old Geokinetics will be issued in full satisfaction of all rights pertaining to such shares of Common Stock of Old Geokinetics.

D.                                    All shares of Common Stock of Old Geokinetics held in the treasury of Old Geokinetics at the Effective Time of the Merger, if any, shall be surrendered to New Geokinetics for cancellation, and no shares of Common Stock of New Geokinetics shall be issued or issuable in respect thereof.

E.                                      At the Effective Time of the Merger, each outstanding option to purchase shares of Common Stock of Old Geokinetics (an “Old Option”) shall be converted into a new option to purchase 100 times such number of shares of Common Stock of New Geokinetics (a “New Option”).  Each New Option shall be exercisable at a price per share equal to the price at which shares of Common Stock of New Geokinetics are first offeree to the public pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Old Geokinetics on January 11, 1980, as such Registration Statement may be amended from time to time; provided, however, that if the closing of the public offering contemplated by such Registration Statement and delivery of the net proceeds therefrom to New Geokinetics do not occur by June 1, 1980, each Hew Option shall be exercisable at a price per share equal to 1/100 of the exercise price per share of each Old Option.  Each New Option shall terminate on July 31, 1984. Following the Effective Time of the Merger, each holder of a document evidencing an Old Option shall surrender such document to New Geokinetics and shall receive in exchange therefor a document evidencing a New Option.

VI.

CHARTER AND BYLAWS

A.                                   The Certificate of Incorporation of New Geokinetics as existing and constituted immediately prior to the Effective Time of the Merger shall, upon the Merger becoming effective, be and constitute the Certificate of Incorporation of New Geokinetics until amended in the manner provided therein or by law.

B.                                     The bylaws of New Geokinetics as existing and constituted immediately prior to the Effective Time of the Merger shall, upon the merger becoming effective, be and constitute the bylaws of New Geokinetics until amended in the manner provided therein or by law.

V.

OTHER PROVISIONS WITH RESPECT TO MERGER

A.                                   This Plan shall be submitted to the shareholders of Old Geokinetics as provided by the General Corporation Law of California.  All acts necessary to accomplish the merger under the General Corporation Law of California and the General Corporation Law of the State of Delaware shall not be completed until after the approval and adoption thereof by the shareholders of Old Geokinetics in accordance with the requirements of the General Corporation Law of California.

B.                                     This Plan may be abandoned by either of the “Constituent Corporations byappropriate resolutions of its Board of Directors, at any time prior to the filing of this Plan with the State under the laws of which such Constituent Corporation is organized, or by the mutual consent of the Constituent Corporations, by appropriate resolutions of their respective Boards of Directors, at any time prior to the Effective Time of the Merger.

VI.

EFFECTIVE TIME OF THE MERGER

The merger shall become effective upon compliance with all applicable laws of the State of California and all applicable laws of the State of Delaware, and the time of such effectiveness is herein referred to as the “Effective Time of the Merger.”

VII.

SUPPLEMENTARY ACTION

Old Geokinetics hereby agrees from time to time, as and when requested by New Geokinetics or its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as New Geokinetics may deem necessary or desirable in order to vest in and confirm to New Geokinetics title to, possession of, or the benefit of any property rights of Old Geokinetics acquired or to be acquired by reason of or as a result of the merger herein provided for, and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of Old Geokinetics and the proper officers and directors of New Geokinetics are authorized and directed to take any and all such action in the name of Old Geokinetics or otherwise.

VIII.

MISCELLANEOUS

A.                                   This Plan may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

B.                                     This Plan shall not be altered or amended except pursuant to an instrument in writing executed on behalf of the Constituent Corporations.

IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed on the date first, written above.

ATTEST:	GEOKINETICS INC., a California corporation

By
Robert D. Mackenzie	John D. Downen
Secretary	Vice President

ATTEST:	Geokinetics Inc., a Delaware corporation

By
Robert D. Mackenzie	John D. Downen
Secretary	Vice President

CERTIFICATE OF SECRETARY

I, ROBERT D. MACKENZIE, Secretary of Geokinetics Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such secretary, that the Plan of Merger and Reorganization to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of GEOKINETICS INC., a corporation of the State of California, was duly adopted pursuant to subsection (f) of section 251 of Title 8 of the Delaware Code of 1953, without any vote of the stockholders of the surviving corporation; and that no shares of the corporation were issued prior to the adoption by the board of directors of the surviving corporation of the resolution approving the Plan of Merger and Reorganization; and that subsection (f) of section 251 of Title 8 of the Delaware Code of 1953 is applicable; and that the Plan of Merger and Reorganization was adopted by action of the Board of Directors of said Geokinetics Inc., and is the duly adopted agreement and act of the said corporation.

WITNESS my hand on this 15 day of April, 1980.

Secretary

SECOND EXECUTION

THE ABOVE PLAN OF MERGER AND REORGANIZATION, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and the Corporations Code of the State of California, the Vice President of each corporate party thereto does now hereby execute the said Plan of Merger and Reorganization and the Secretary of each corporate party thereto does now hereby attest the said Plan of Merger and Reorganization, as the respective act, deed and agreement of each, of said corporations, on this 15th day of April 1980.

Geokinetics Inc.,
a Delaware corporation

John D. Downen
Vice President

ATTEST:

Secretary

GEOKINETICS INC.,
a California corporation

John D. Downen
Vice President

ATTEST:

Secretary

Certificate of Agreement of Merger of the      “GEOKINETICS INC.”,

a corporation organized  and existing under the  laws of the State of   California,

merging with and Into the “Geokinetics  Inc.”,

a corporation organized and existing under the laws of the State of Delaware, under the name of “Geokinetics  Inc.”,

as received and filed In this office the seventeenth day of   April,

A.D. 1980, at 11 o’clock A.M.

And  I do hereby further certify that   the  aforesaid Corporation shall be governed by the  laws of  the State  of   Delaware.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 09/18/1995

950210938 — 886271

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GEOKINETICS INC.

Geokinetics Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST:                                                       That by the unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth, among other things, a proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that it is in the best interest of the Corporation that the Certificate of Incorporation of the Corporation be amended by changing the fourth Article thereof such that, as amended, Article Four of the Certificate of Incorporation shall read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is Fifteen Million (15,000,000), and the par value of each of such shares is Twenty Cents ($0.20) per share.”

SECOND:                                        That, thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:                                                   That the amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GEOKINETICS INC. has caused this certificate to be signed by JAY D. HABER, its President, this 23rd day of August, 1995.

GEOKINETICS INC.

By:
Jay D. Haber, President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 23rd day of August, by JAY D. HABER, President of GEOKINETICS INC., a corporation, on behalf of said corporation.

Notary Public in and for
the State of TEXAS

STATE  OF DELAWARE

SECRETARY OF STATE

DIVISION  OF CORPORATIONS

FILED 10:00 AM 07/14/1997

971233362  -  0886271

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF GEOKINETICS INC.

GEOKINETICS INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolutions establishing a new class of capital stock consisting of 2,500,000 shares of Preferred Stock, $10.00 par value per share (the “Preferred Stock”);

FIRST:                                                        That by the unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth, among other things, a proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that it is in the best interest of the Corporation that the Certificate of Incorporation of the Corporation be amended by changing the fourth Article thereof pursuant to the authority conferred on the Board of Directors of this Corporation by Section 242 of the Delaware General Corporation Act, such that, as amended, Article Four shall read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is Seventeen Million Five Hundred Thousand (17,500,000) shares, consisting of Two Million Five Hundred (2,500,000) shares of Preferred Stock, $10.00 par value per share (the “Preferred Stock”), and Fifteen Million (15,000,000) shares of Common Stock, $.20 par value per share (the “Common Stock”). A description of the designations, preferences, and relative rights of each class is as follows:

Preferred Stock

Section 1.                                            The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation’s directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the date of issue. Subject to the provisions of this Section, which provisions shall apply to all Preferred Stock, the directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(a)                                  The designation of the series which may be by distinguishing number, letter or title.

(b)                                 The number of shares of the series, which number the directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

(c)                                  The dividend rate of the series.

(d)                                 The dates at which dividends, if declared, shall be payable, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall be cumulative.

(e)                                  The redemption rights and price or prices, if any, for shares of the series.

(f)                                    The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g)                                 The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h) Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

The Corporation’s directors are authorized to adopt from time to time amendments to this Article Four fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section.

Section 2. The holders of Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Corporation’s directors, dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Article Four and no more, payable on the dates fixed for such series. In the event dividends for a series are determined to be cumulative in accordance with the provisions of Section 1 of this Article Four, such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Preferred Stock for any dividend period unless:

(a)                                  as to each series of Preferred Stock entitled to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

(b)                                 as to all series of Preferred Stock, dividends for the current dividend period shall have been paid or be or have been declared and a sum sufficient to the payment thereof set apart ratably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any of the Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends for past dividend periods ratably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

Section 3.                                            In no event, so long as any Preferred Stock shall be outstanding, shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Preferred Stock be purchased, retired or otherwise acquired by the Corporation unless in each case:

(a)                                  all accrued and unpaid dividends on Preferred Stock, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(b)                                 there shall be no arrearage with respect to the redemption of Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Article Four.

Section 4.

(a)                                  The holders of Preferred Stock of any series, in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Preferred Stock, the amounts fixed with respect to such series in accordance with Section 1 of this Article Four, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Preferred Stock of the full preferential amounts as aforesaid, holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(b)                                 The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business as of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

Section 5. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Preferred Stock or Common Stock shall vote together as a single class and not as separate classes.

Section 6. For the purpose of this Article Four, whenever reference is made to shares “ranking junior to the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Preferred Stock.

Common Stock

The Common Stock shall be subject to the express terms of the Preferred Stock and of any series thereof. The terms and provisions of each share of Common Stock shall be identical to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the stockholders.”

SECOND:                                        That, thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD;                                                    That the amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GEOKINETICS INC. has caused this certificate to be signed by JAY D. HABER, its President, this 10th day of July, 1997.

GEOKINETICS INC.

Jay D. Haber, President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 10th day of July, 1997, by JAY D. HABER, President of GEOKINETICS INC., a corporation, on behalf of said corporation.

Notary Public in and for
The State of TEXAS

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:01 AM 07/14/1997

971233367  -  0886271

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

GEOKINETICS INC.

Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware

The undersigned, Jay D. Haber, President of Geokinetics Inc., a Delaware corporation (the “Corporation”), does hereby state and certify that the Board of Directors of the Corporation, by unanimous written consent dated as of July 10, 1997, duly adopted the following resolution providing for the issuance of a series of its Preferred Stock, par value $10.00 per share (the “Preferred Stock”), and further providing for the designation, powers, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, all in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), a series of Preferred Stock of the Corporation be. and hereby is, created out of the authorized but unissued shares of capital stock of the Corporation and authorized to be issued, such series to be designated Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), to consist of 187,500 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, shall be, in addition to those set forth in the Corporation’s Certificate of Incorporation, as follows:

1.                                       Dividends.   Holders of shares of Series A Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) out of assets of the Corporation legally available for payment, dividends payable in cash, evidences of indebtedness, assets or property other than cash, or securities of the Corporation, at the same rate as such dividends are declared with respect to shares of Common Stock (as defined in paragraph 3(a) below). In connection therewith, the shares of Series A Convertible Preferred Stock held by each holder shall be deemed to represent that number of shares of Common Stock into which they are then convertible, rounded to the nearest l/100th of a share. Dividends will be payable to holders of record of the Series A Convertible Preferred Stock as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

No dividends may be paid upon or declared or set apart for the Series A Convertible Preferred Stock for any dividend period unless:

(a)                                  as to each series of Preferred Stock entitled to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

(b)                                 as to all series of Preferred Stock (including the Series A Convertible Preferred Stock), dividends for the current dividend period shall have been paid or be or have been declared and a sum sufficient for the payment thereof set apart ratably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any of the Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends for past dividend periods ratably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

So long as any shares of the Series A Convertible Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend payable in cash, evidences of indebtedness, assets or property other than cash, or stock of the Corporation ranking equally with or senior to the Series A Convertible Preferred Stock in respect of dividends, or make any other distribution on the Common Stock or any other class or series of stock ranking equally with or junior to the Series A Convertible Preferred Stock in respect of dividends, unless the Corporation has paid, or at the same time pays or provides for the payment of, all accrued and unpaid dividends on the Series A Convertible Preferred Stock; provided, however, that the Corporation may pay less than the amount of all accrued and unpaid dividends on any class or series of stock ranking equally with the Series A Convertible Preferred Stock in respect of dividends if such payment is made ratably in accordance with the respective accrued and unpaid dividends on the Series A Convertible Preferred Stock and such class or series of stock ranking equally with the Series A Convertible Preferred Stock in respect of dividends. The Series A Convertible Preferred Stock shall rank junior as to dividends to any class or series of stock of the Corporation which is by its terms made senior as to dividends to the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall rank equally as to dividends with the Corporation’s Common Stock and with all shares of the Corporation’s Preferred Stock and any other class or series of stock of the Corporation which is expressly stated to rank on a parity as to dividends with the Series A Convertible Preferred Stock. For purposes of the Series A Convertible Preferred Stock, the amount of dividends “accrued” on any share of Series A Convertible Preferred Stock at any date shall be deemed to be the amount of any declared but unpaid dividends thereon.

2.                                       Liquidation Preference. The shares of Series A Convertible Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series A Convertible Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $10.00 per share (the “Liquidation Preference” of a share of Series A Convertible Preferred Stock) plus an amount equal to all cash dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock to the date of final distribution. (For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series A Convertible Preferred Stock and any other preferred stock ranking on a parity as to liquidation preference with the Series A Convertible Preferred Stock (such other preferred stock and the Series A Convertible Preferred Stock hereinafter being collectively referred to in this paragraph 2 as the “Parity Preferred Stock”) shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts thereon were payable in full. In liquidation, the Series A Convertible Preferred Stock shall be senior to the Corporation’s Common Stock and senior to or pari passu with any other series of convertible Preferred Stock hereinafter authorized and issued by the Corporation, but junior to any series of Preferred Stock which does not have any conversion feature and which is hereinafter authorized and issued by the Corporation.

After payment to holders of the Series A Convertible Preferred Stock of the full preferential amounts as aforesaid, holders of the Series A Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business as of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 2.

3.                                       Conversion. The holders of the Series A Convertible Preferred Stock shall have the following conversion rights:

(a)                                  Automatic Conversion.  Shares of Series A Convertible Preferred Stock automatically shall be converted into fully paid and non-assessable shares of Common Stock, at the conversion ratio (the “Conversion Ratio”) of 13 1/3 shares of Common Stock for each share of Series A Preferred Stock (13 1/3:l), upon the filing by the Corporation of the Charter Amendment (as defined in subparagraph (e) below of this paragraph 3) with the Secretary of State of the State of Delaware. Upon the occurrence of any automatic conversion of the Series A Convertible Preferred Stock, the holders thereof shall be entitled to the payment of all accrued and unpaid cash dividends through the date of such conversion.

Upon the occurrence of such automatic conversion of the Series A Convertible Preferred Stock, (i) the Corporation shall cause to be filed with the conversion agent and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock, in accordance with the notice provisions of subparagraph (d) of this paragraph 3, a notice of automatic conversion (a “Notice of Automatic Conversion”) which sets forth the instructions for the surrender of all certificates representing shares of Series A

Convertible Preferred Stock and (ii) as promptly as possible thereafter, the holders of such Series A Convertible Preferred Stock shall surrender for cancellation the certificates representing such shares at the office of the Corporation or of any conversion agent designated by the Corporation or the transfer agent for the Common Stock, all in accordance with the instructions contained in the Notice of Automatic Conversion. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with a check in the amount of all accrued but unpaid cash dividends on the Series A Convertible Preferred Stock through the date of such automatic conversion, and any fractional interest in respect of a share of Common Stock arising from such conversion shall be settled as provided in subparagraph (b) of this paragraph 3. Upon such automatic conversion date, the holders of shares of Series A Convertible Preferred Stock shall cease to be holders of Series A Convertible Preferred Stock and shall automatically become holders of shares of Common Stock, irrespective of whether or not the certificates for shares of Series A Convertible Preferred Stock shall have been properly surrendered for cancellation in accordance with the Notice of Automatic Conversion, and thereafter such shares of Series A Convertible Preferred Stock shall no longer be transferable upon the books of the Corporation and such holders of shares of Series A Convertible Preferred Stock shall have no interest or claim against the Corporation with respect to such shares except the right to receive a certificate representing the shares of Common Stock into which such shares were converted, together with a check in the amount of all accrued but unpaid cash dividends on the Series A Convertible Preferred Stock through the date of conversion and payment of any cash in lieu of fractional interests as provided in subparagraph (b) of this paragraph 3.

The term “Common Stock” shall mean the Common Stock, par value $0.20 per share, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purposes of subparagraph (c) of this paragraph 3 the term “Common Stock” shall also mean and include stock of the Corporation of any class (other than Series A Convertible Preferred Stock), whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

(b)                                 Cash Payment for Fractional Shares. No fractional shares or script representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as determined in a reasonable manner prescribed by the Board in its sole discretion) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Convertible Preferred Stock so surrendered.

(c)                                  Adjustments to Conversion Ratio. The Conversion Ratio shall be adjusted from time to time as follows:

(i) In case the Corporation shall hereafter (A) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (i), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Ratio between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

(ii) If at any time after the date of issuance of the shares of Series A Convertible Preferred Stock, the Corporation shall issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than $0.75 (the “Placement Price”) then, immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon the conversion of the Series A Convertible Preferred Stock shall be increased so that the holders of the Series A Convertible Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be. so offered) would purchase at such Placement Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be). Notwithstanding anything contained herein to the contrary, the provisions of this paragraph 3(c)(ii) shall not apply to any issuance of shares of Common Stock to employees, officers or directors of the Corporation pursuant to the exercise of options or pursuant to a stock option plan or other arrangements approved by the Board of Directors of the Corporation.

(iii) In case the Corporation shall distribute pro rata to holders of shares of its Common Stock evidences of its indebtedness or assets (excluding any cash dividends payable in Common Stock or equity securities of the Corporation) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (other than shares of Common Stock referred to in subdivision (ii) above), then in each case the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible thereafter shall be determined by multiplying the number of shares of Common Stock into which each such share was convertible theretofore by a fraction, of which the numerator shall be the Average Market Price (as defined below) for a share of Common Stock on the record date mentioned below, and of which the denominator shall be such Average Market Price, less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of such evidences of indebtedness or assets or rights or warrants to subscribe which are applicable to one of the outstanding shares of Common Stock. Such adjustment shall be made whenever such a distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) In any case in which this paragraph 3 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of the chief financial officer of the Corporation required by subdivision (vi) of this subparagraph (c)) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Ratio prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

(v) No adjustment in the Conversion Ratio shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such Conversion Ratio; provided, however, that any adjustments which by reason of this subdivision (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be to the nearest 1/100th of a share. Anything in this paragraph 3 to the contrary notwithstanding, the Corporation shall be entitled to make such adjustment in the Conversion Ratio, in addition to those required by this paragraph 3, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

(vi) Whenever the Conversion Ratio is adjusted as herein provided, (A) the Corporation shall promptly file with the conversion agent a certificate of the chief financial officer of the Corporation setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio shall forthwith be mailed by the Corporation to the holders of the Series A Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation.

(vii) In the event that at any time as a result of an adjustment made pursuant to subdivision (i) of this subparagraph (c), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Ratio of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph 3.

(viii) The Average Market Price of Common Stock at any date shall be deemed to be the average of the Current Market Prices (as defined below) for the 30 consecutive business days commencing 45 business days before the date in question. The “Current Market Price” on any given day shall mean the closing price per share of the Corporation’s Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the “National Market System”) of the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or if not listed or traded on any such exchange or system, on the Nasdaq Bulletin Board, or if not listed or traded on any such exchange, system or board, the average of the bid and asked price per share on NASDAQ or. if such quotations are not available, the fair market value per share of the Corporation’s Common Stock as reasonably determined by the Board of Directors of the Company.

(d)                                 Notices of Record Date. In case:

(i) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

(ii) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series A Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (i) or (ii) of this subparagraph (d).

(e)                                  Reservation of Common Stock for Conversion. The Corporation covenants that it will (i) use its best efforts to cause an amendment to its Certificate of Incorporation to increase the aggregate number of shares of authorized Common Stock from 15,000,000 shares to 100,000,000 shares (the “Charter Amendment”) to be approved and adopted by its stockholders as soon as possible after the date hereof and thereafter promptly to file the Charter Amendment with the Secretary of State of the State of Delaware and (ii) thereafter, at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock not theretofore converted. For purposes of this subparagraph (e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

(f)                                    Taxes Upon Conversion. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series A Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(g)                                 Modification of Common Stock. Notwithstanding any provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind of amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (each, a “non-electing share”), then for the purpose of this subparagraph (g) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series A Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph 3 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A Convertible Preferred Stock. Any such adjustment shall be approved by the Board of Directors of the Corporation, evidenced by a certificate of the chief financial officer of the Corporation to that effect delivered to the conversion agent; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

The above provisions of this subparagraph (g) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

4.                                       No Reissuance of Series A Convertible Preferred Stock. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the authorized number of shares of the Series A Convertible Preferred Stock.

5.                                       Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of the Series A Convertible Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of the Series A Convertible Preferred Stock and the holders of the Common Stock shall vote together as a single class and not as separate classes,

6.                                       No Consent Required. No consent of the holders of the Series A Convertible Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of stock of the Corporation ranking senior (provided such class of stock is not convertible into Common Stock or any equity security convertible into or exchangeable for Common Stock), junior or pari passu as to dividends or upon liquidation to the Series A Convertible Preferred Stock or (c) any increase of decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

7.                                       Reservation of Rights. The Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Series A Convertible Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

IN WITNESS WHEREOF, Geokinetics Inc. has caused this Certificate of Designation of Series A Convertible Preferred Stock to be made under the seal of the Corporation and signed by Jay D. Haber, its President, and attested by Michael Hale, its Secretary, as of this 11 day of July, 1997.

GEOKINETICS INC.

By:
Name: Jay D. Haber
Title: President

[SEAL]

Attest:

Name: Michael Hale
Title: Secretary

STATE OF TEXAS	)
) ss.:
COUNTY OF HARRIS	)

On the 11th day of July, 1997 before me, the undersigned Notary Public, personally came Jay D. Haber, to me known, who by me duly sworn, did depose and say that deponent is the President of GEOKINETICS INC., the corporation described in, and which executed the foregoing instrument, that the facts stated therein are true, that deponent knows the seal of the Corporation, that the seal affixed to the instrument is the corporate seal, that it was affixed by order of the board of directors of the Corporation, and that deponent signed deponent’s name to the foregoing instrument by order of the board of directors of the Corporation being authorized so to do on its behalf.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

STATE OF TEXAS	)
) ss.:
COUNTY OF HARRIS	)

On the 11th of July, 1997 before me, the undersigned Notary Public, personally came Michael Hale, to me known, who by me duly sworn, did depose and say that deponent is the Secretary of GEOKINETICS INC., the corporation described in, and which executed the foregoing instrument, that the facts stated therein are true, that deponent knows the seal of the Corporation, that the seal affixed to the instrument is the corporate seal, that it was affixed by order of the board of directors of the Corporation, and that deponent signed deponent’s name to the foregoing instrument by order of the board of directors of the Corporation being authorized so to do on its behalf.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

CERTIFICATE OF DESIGNATION OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

GEOKINETICS INC.

Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware

The undersigned. Jay D. Haber, Chairman and Chief Executive Officer of Geokinetics Inc., a Delaware corporation (the “Corporation”), does hereby state and certify that the Board of Directors of the Corporation, by unanimous written consent dated as of August 1, 1997, duly adopted the following resolution providing for the issuance of a series of its Preferred Stock, par value $10.00 per share (the “Preferred Stock”), and further providing for the designation, powers, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, all in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), a series of Preferred Stock of the Corporation be, and hereby is, created out of the authorized but unissued shares of capital stock of the Corporation and authorized to be issued, such series to be designated Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”), to consist of 100,000 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, shall be, in addition to those set forth in the Corporation’s Certificate of Incorporation, as follows:

1.                                       Dividends. Holders of shares of Series B Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”) out of assets of the Corporation legally available for payment, dividends payable in cash, evidences of indebtedness, assets or property other than cash, or securities of the Corporation, at the same rate as such dividends are declared with respect to shares of Common Stock (as defined in paragraph 3(a) below). In connection therewith, the shares of Series B Convertible Preferred Stock held by each holder shall be deemed to represent that number of shares of Common Stock into which they are then convertible, rounded to the nearest l/100th of a share. Dividends will be payable to holders of record of the Series B Convertible Preferred Stock as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

No dividends may be paid upon or declared or set apart for the Series B Convertible Preferred Stock for any dividend period unless:

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:00 PM 09/30/1997

971328865  -  0886271

(a)                                  as to each series of Preferred Stock entitled to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

(b)                                 as to all series of Preferred Stock (including the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock), dividends for the current dividend period shall have been paid or be or have been declared and a sum sufficient for the payment thereof set apart ratably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any of the Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends for past dividend periods ratably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in foil.

So long as any shares of the Series B Convertible Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend payable in cash, evidences of indebtedness, assets or property other than cash, or stock of the Corporation ranking equally with or senior to the Series B Convertible Preferred Stock in respect of dividends, or make any other distribution on the Common Stock or any other class or series of stock ranking equally with or junior to the Series B Convertible Preferred Stock in respect of dividends, unless the Corporation has paid, or at the same time pays or provides for the payment of, all accrued and unpaid dividends on the Series B Convertible Preferred Stock; provided, however, that the Corporation may pay less than the amount of all accrued and unpaid dividends on any class or series of stock ranking equally with the Series B Convertible Preferred Stock in respect of dividends (inclusive of the Series A Convertible Preferred Stock of the Corporation (the “Series A Convertible Preferred Stock”) if such payment is made ratably in accordance with the respective accrued and unpaid dividends on the Series B Convertible Preferred Stock and such class or series of stock ranking equally with the Series B Convertible Preferred Stock in respect of dividends (inclusive of the Series A Convertible Preferred Stock). The Series B Convertible Preferred Stock shall rank junior as to dividends to any class or series of stock of the Corporation which is by its terms made senior as to dividends to the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock shall rank equally as to dividends with the Corporation’s Common Stock and with the Corporation’s Series A Convertible Preferred Stock and with all shares of the Corporation’s Preferred Stock and any other class or series of stock of the Corporation which is expressly stated to rank on a parity as to dividends with the Series B Convertible Preferred Stock. For purposes of the Series B Convertible Preferred Stock, the amount of dividends “accrued” on any share of Series B Convertible Preferred Stock at any date shall be deemed to be the amount of any declared but unpaid dividends thereon.

2.             Liquidation Preference. The shares of Series B Convertible Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series B Convertible Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $10.00 per share (the “Liquidation Preference” of a share of Series B Convertible Preferred Stock) plus an amount equal to all cash dividends accrued and unpaid on the shares of Series B Convertible Preferred Stock to the date of final distribution. (For purposes hereof the Common Stock shall rank on liquidation junior to the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock shall rank on liquidation equal to the Series B Convertible Preferred Stock.) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series B Convertible Preferred Stock and any other preferred stock ranking on a parity as to liquidation preference with the Series B Convertible Preferred Stock, including, without limitation, the Series A Convertible Preferred Stock (the Series A Convertible Preferred Stock and any such other preferred stock and the Series B Convertible Preferred Stock hereinafter being collectively referred to in this paragraph 2 as the “Parity Preferred Stock”) shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts thereon were payable in full In liquidation, the Series B Convertible Preferred Stock shall be senior to the Corporation’s Common Stock and senior to or pari passu with any other series of convertible Preferred Stock hereinafter authorized and issued by the Corporation, but junior to any series of Preferred Stock which does not have any conversion feature and which is hereinafter authorized and issued by the Corporation.

After payment to holders of the Series B Convertible Preferred Stock of the full preferential amounts as aforesaid, holders of the Series B Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business as of the Corporation shall not be deemed to be a dissolution, liquidation or winding up voluntary or involuntary, for the purposes of this paragraph 2.

3.             Conversion. The holders of the Series B Convertible Preferred Stock shall have the following conversion rights:

(a)           Automatic Conversion. Shares of Series B Convertible Preferred Stock automatically shall be converted into fully paid and non-assessable shares of Common Stock, at the conversion ratio (the “Conversion Ratio”) of 13 1/3 shares of

Common Stock for each share of Series B Convertible Preferred Stock (13 1/3:1), upon the later of (i) January 1, 1998 or (ii) the filing by the Corporation of the Charter Amendment (as defined in subparagraph (e) below of this paragraph 3) with the Secretary of State of the State of Delaware. Upon the occurrence of any automatic conversion of the Series B Convertible Preferred Stock, the holders thereof shall be entitled to the payment of all accrued and unpaid cash dividends through the date of such conversion.

Upon the occurrence of such automatic conversion of the Series B Convertible Preferred Stock, (i) the Corporation shall cause to be filed with the conversion agent and shall cause to be mailed to the holders of the Series B Convertible Preferred Stock, in accordance with the notice provisions of subparagraph (d) of this paragraph 3, a notice of automatic conversion (a “Notice of Automatic Conversion”) which sets forth the instructions for the surrender of all certificates representing shares of Series B Convertible Preferred Stock and (ii) as promptly as possible thereafter, the holders of such Series B Convertible Preferred Stock shall surrender for cancellation the certificates representing such shares at the office of the Corporation or of any conversion agent designated by the Corporation or the transfer agent for the Common Stock, all in accordance with the instructions contained in the Notice of Automatic Conversion. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with a check in the amount of all accrued but unpaid cash dividends on the Series B Convertible Preferred Stock through the date of such automatic conversion, and any fractional interest in respect of a share of Common Stock arising from such conversion shall be settled as provided in subparagraph (b) of this paragraph 3. Upon such automatic conversion date, the holders of shares of Series B Convertible Preferred Stock shall cease to be holders of Series B Convertible Preferred Stock and shall automatically become holders of shares of Common Stock, irrespective of whether or not the certificates for shares of Series B Convertible Preferred Stock shall have been properly surrendered for cancellation in accordance with the Notice of Automatic Conversion, and thereafter such shares of Series B Convertible Preferred Stock shall no longer be transferable upon the books of the Corporation and such holders of shares of Series B Convertible Preferred Stock shall have no interest or claim against the Corporation with respect to such shares except the right to receive a certificate representing the shares of Common Stock into which such shares were converted, together with a check in the amount of all accrued but unpaid cash dividends on the Series B Convertible Preferred Stock through the date of conversion and payment of any cash in lieu of fractional interests as provided in subparagraph (b) of this paragraph 3.

The term “Common Stock” shall mean the Common Stock, par value $0.20 per share, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purposes of subparagraph (c) of this paragraph 3 the term “Common Stock” shall also mean and include stock of the Corporation of any class (other than

Series B Convertible Preferred Stock), whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

(b)           Cash Payment for Fractional Shares. No fractional shares or script representing fractions of shares of Common Stock shall be issued upon conversion of the Series B Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as determined in a reasonable manner prescribed by the Board in its sole discretion) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series B Convertible Preferred Stock so surrendered.

(c)           Adjustments to Conversion Ratio.  The Conversion Ratio shall be adjusted from time to time as follows:

(i) In case the Corporation shall hereafter (A) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by ^classification of the Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision CO shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification If, as a result of an adjustment made pursuant to this subdivision (i), the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Ratio between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

(ii) If at any time after the date of issuance of the shares of Series B Convertible Preferred Stock, the Corporation shall issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than $0.75 (the “Placement Price”) then, immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon the conversion of the Series B Convertible Preferred Stock shall be increased so that the holders of the Series B Convertible Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Placement Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be). Notwithstanding anything contained herein to the contrary, the provisions of this paragraph 3(c)(ii) shall not apply to any issuance of shares of Common Stock to employees, officers or directors of the Corporation pursuant to the exercise of options or pursuant to a stock option plan or other arrangements approved by the Board of Directors of the Corporation.

(iii) In case the Corporation shall distribute pro rata to holders of shares of its Common Stock evidences of its indebtedness or assets (excluding any cash dividends payable in Common Stock or equity securities of the Corporation) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (other than shares of Common Stock referred to in subdivision (ii) above), then in each case the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible thereafter shall be determined by multiplying the number of shares of Common Stock into which each such share was convertible theretofore by a fraction, of which the numerator shall be the Average Market Price (as defined below) for a share of Common Stock on the record date mentioned below, and of which the denominator shall be such Average Market Price, less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of such evidences of indebtedness or assets or rights or warrants to subscribe which are applicable to one of the outstanding shares of Common Stock. Such adjustment shall be made whenever such a distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv) In any case in which this paragraph 3 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of the chief financial officer of the Corporation required by subdivision (vi) of this subparagraph (c)) issuing to the holder of any share of Series B Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Ratio prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share

(v) No adjustment in the Conversion Ratio shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such Conversion Ratio, provided, however, that any adjustments which by reason of this subdivision (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be to the nearest l/100th of a share, Anything in this paragraph 3 to the contrary notwithstanding, the Corporation shall be entitled to make such adjustment in the Conversion Ratio, in addition to those required by this paragraph 3, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

(vi) Whenever the Conversion Ratio is adjusted as herein provided, (A) the Corporation shall promptly file with the conversion agent a certificate of the chief financial officer of the Corporation setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio shall forthwith be mailed by the Corporation to the holders of the Series B

Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation

(vii) In the event that at any time as a result of an adjustment made pursuant to subdivision (i) of this subparagraph (c), the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Ratio of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph 3

(viii) The Average Market Price of Common Stock at any date shall be deemed to be the average of the Current Market Prices (as defined below) for the 30 consecutive business days commencing 45 business days before the date in question. The “Current Market Price” on any given day shall mean the closing price per share of the Corporation’s Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the “National Market System”) of the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or if not listed or traded on any such exchange or system, on the Nasdaq Bulletin Board, or if not listed or traded on any such exchange, system or board, the average of the bid and asked price per share on NASDAQ or, if such quotations are not available, the fair market value per share of the Corporation’s Common Stock as reasonably determined by the Board of Directors of the Company.

(d)           Notices of Record Date. In case:

(i) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation, or

(ii) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series B Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (B) the date on which such reorganization, ^classification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (i) or (ii) of this subparagraph (d).

(e)           Reservation of Common Stock for Conversion. The Corporation covenants that it will (i) use its best efforts to cause an amendment to its Certificate of Incorporation to increase the aggregate number of shares of authorized Common Stock from 15,000,000 shares to 100,000,000 shares (the “Charter Amendment”) to be approved and adopted by its stockholders as soon as possible after the date hereof and thereafter promptly to file the Charter Amendment with the Secretary of State of the State of Delaware and (ii) thereafter, at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series B Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock not theretofore converted. For purposes of this subparagraph (e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

(f)            Taxes Upon Conversion. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series B Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(g)           Modification of Common Stock. Notwithstanding any provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind of amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (each, a “non-electing share”), then for the purpose of this subparagraph (g) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series B Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph 3 shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series B Convertible Preferred Stock. Any such adjustment shall be approved by the Board of Directors of the Corporation, evidenced by a certificate of the chief financial officer of the Corporation to that effect delivered to the conversion agent; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

The above provisions of this subparagraph (g) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

4.             No Reissuance of Series B Convertible Preferred Stock. No share or shares of Series B Convertible Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the authorized number of shares of the Series B Convertible Preferred Stock.

5.             Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of the Series B Convertible Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of the Series B Convertible Preferred Stock and the holders of the Common Stock shall vote together as a single class and not as separate classes.

6.             No Consent Required. No consent of the holders of the Series B Convertible Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of stock of the Corporation ranking senior (provided such class of stock is not convertible into Common Stock or any equity security convertible into or exchangeable for Common Stock), junior or pari passu as to dividends or upon liquidation to the Series B Convertible Preferred Stock or (c) any increase of decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof

7.             Reservation of Rights. The Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Series B Convertible Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation

IN WITNESS WHEREOF, Geokinetics Inc has caused this Certificate of Designation of Series B Convertible Preferred Stock to be made under the seal of the Corporation and signed by Jay D. Haber, its Chairman and Chief Executive Officer, and attested by Michael Hale, its Secretary, as of this 30th day of September, 1997

GEOKINETICS INC.

By:
	Name:	Jay D. Haber
	Title:	Chairman and chief Executive Officer

[SEAL]

Attest:

Name:	Michael Hale
Title:	Secretary

STATE OF TEXAS	)
) ss.:
COUNTY OF HARRIS	)

On the 30th of September, 1997 before me, the undersigned Notary Public, personally came Jay D. Haber, to me known, who by me duly sworn, did depose and say that deponent is the Chairman and Chief Executive Officer of GEOKINETICS INC., the corporation described in, and which executed the foregoing instrument, that the facts stated therein are true, that deponent knows the seal of the Corporation, that the seal affixed to the instrument is the corporate seal, that it was affixed by order of the board of directors of the Corporation, and that deponent signed deponent’s name to the foregoing instrument by order of the board of directors of the Corporation being authorized so to do on its behalf

IN WITNESS WHEREOF, I hereunto set my hand and official seal

Charlotte A. Krecow
Notary Public

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 11/24/1997

971400873 - 0886271

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF GEOKINETICS INC.

GEOKINETICS INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolutions increasing the number of authorized shares of the Corporation’s Common Stock from 15,000,000 to 100,000,000 shares and reducing the par value of the Common Stock from $.20 to $.01 per share:

FIRST:                                                     That, by unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth, among other things, a proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that it is in the best interest of the Corporation that the Certificate of Incorporation of the Corporation be amended by changing the fourth Article thereof pursuant to the authority conferred on the Board of Directors of this Corporation, such that, as amended, Article Four shall read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is One Hundred Two Million Five Hundred Thousand (102,500,000) shares, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, $10.00 par value per share (the “Preferred Stock”), and One Hundred Million (100,000,000) shares of Common Stock, $.01 par value per share (the “Common Stock”). A description of the designations, preferences, and relative rights of each class is as follows:”

SECOND:                                  That, thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

THIRD:                                                       That the amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GEOKINETICS INC. has caused this certificate to be signed by JAY D. HABER, its Chairman and Chief Executive Officer, this 20th day of November, 1997.

GEOKINETICS INC.

By:
Name:	Jay D. Haber
Title:	Chairman and Chief Executive Officer

STATE OF TEXAS COUNTY OF HARRIS

This instrument was acknowledged before me on the 20th day of November, 1997, by JAY D. HABER, Chairman and Chief Executive Officer of GEOKINETICS INC., a corporation, on behalf of said corporation.

Notary Public in and for
the State of TEXAS

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:16 PM 05/01/2003

FILED 05:16 PM 05/01/2003

SRV 030284271 - 0886271 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

GEOKINETICS INC.

GEOKINETICS INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST:                                                           That by the unanimous written consent of the Board of Directors of the Corporation, the directors adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declared such amendment to be advisable and submitted it to a vote of the stockholders of the Corporation entitled to vote thereon in accordance with the General Corporation Law. The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that the first paragraph of Article Four of the Certificate of Incorporation be deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Two Million Five Hundred Thousand (102,500,000) shares, of which Two Million Five Hundred Thousand (2,500,000) shares, designated as Preferred Stock, shall have a par value of $10.00 per share (the “Preferred Stock”), and One Hundred Million (100,000,000) shares, designated as Common Stock, shall have a par value of $0.01 per share (the “Common Stock”).”

“Effective immediately on the filing date of this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every 100 (one hundred) shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be automatically reclassified and continue (the “Reverse Stock Split”). without any action on the part of the holder thereof; as 1 (one) share of Common Stock (the “New Common Stock”). The Corporation is completing a series of debt restructuring and recapitalization transactions with its principal creditors (the “Restructuring”) along with the Reverse Stock Split, and stockholders should be aware that the issuance of additional shares of Common Stock after the Restructuring may result in additional dilution of their ownership interest in the Corporation. The Corporation shall not issue fractional shares on account of this Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the OTCBB during regular trading hours for the five trading days immediately preceding the Effective Time of the Reverse Stock Split.”

“The Reverse Stock Split will not change the proportionate ownership interest of the stockholders in the Corporation, nor will the voting rights and other rights of stockholders be changed (except for the rights of stockholders receiving cash payments in lieu of fractional shares).”

“This Amendment is expected to be filed promptly after the stockholders approve the Restructuring and the Board of Directors has determined that all other conditions precedent to the completion of the Restructuring have been satisfied. From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. Holders of Old Common Stock will be asked to surrender their certificates representing their Old Common Stock in exchange for certificates representing New Common Stock. The Corporation’s transfer agent will furnish each stockholder with a letter of transmittal setting forth the procedures necessary for the exchange of certificates representing Old Common Stock for certificates representing New Common Stock.”

“A description of the designations, preferences, and relative rights of each class of stock of the Corporation is as follows:”

SECOND:                                            That thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:                                                       That said amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, Geokinetics Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Thomas J. Concannon, its Vice President and Chief Financial Officer, this 29 day of April, 2003.

GEOKINETICS INC.

Name:	Thomas J. Concannon
Title:	Vice President and Chief Financial Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:37 PM 11/23/2004

FILED 04:59 PM 11/23/2004

SRV 040847089 - 0886271 FILE

CERTIFICATE OF DESIGNATION OF

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

OF

GEOKINETICS INC.

PURSUANT TO SECTION 151(g) OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, Thomas J. Concannon, Vice President and Chief Financial Officer of Geokinetics Inc, a Delaware corporation (the “Corporation”), does hereby state and certify that the Board of Directors for the Corporation,, by unanimous written consent dated as of November 9, 2004, duly adopted the following resolution providing for the issuance of a series of the Corporation’s preferred stock, par value $10.00 per share (the “Preferred Stock”), and further providing for the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof ail in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), a series; of Preferred Stock of (the Corporation be, and hereby is, created out of the authorized but unissued shares of capital stock of the Corporation and authorized to be issued, such series to be designated Series A Senior Convertible Preferred Stock (the “Series A Preferred Stock”), to consist of 8,333 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereof; shall be, in addition to those set forth in the Corporation’s Certificate of Incorporation, as follows:

(1)           Series A Preferred Stock

(a)           Dividends.

(i)            The holders of Series A Preferred Stock, prior and in preference to any declaration or payment of any dividend on the Common Stock of this Corporation, shall be entitled to receive cumulative dividends at the applicable Dividend Rate (as defined below). For purposes of this Section 1(a)(1) “Dividend Rate” shall mean 6.0% per annum, compounded annually, of the Original Issue Price (defined in Section 1(b)(i) below) for each share of Series A preferred Stock. Dividends shall be paid in cash when, and if declared. All unpaid dividends on Series A Preferred stock shall be cumulative and shall accrue, compounding annually, regardless of whether or not the Corporation shall have funds legally available for the payment of such dividends.

(ii) After payment of the dividends provided for in Section 1(a)(i), any additional dividends or distributions shall be distributed among all holders of Common Stock and Series A Preferred Stock in proportion to the number of shares of Common Stock That would be held by each such holder if all shares of Series A Preferred Stock were converted to Common Stock at the then effective conversion rate.

(b)           Liquidation Preference.

(i)            The holders of Series A Preferred Stock, in the event of any liquidation Event (as defined below), either voluntary or involuntary, shall be entitled to receive, prior and in preference to the distribution of any proceeds of such Liquidation Event (the “Proceeds’’) to the. holders of Common Stock, an amount per share (the “Liquidation Preference Amount”) equal to (i) the sum of the Original Issue Price (as defined below) for Series A Preferred Stock, plus (ii) any accrued but unpaid dividends, which have been accrued to the date of payment. In case the net assets of the Corporation legally available therefor arc insufficient to permit the payment upon all outstanding shares of Series A Preferred Stock of the fell preferential amount to which the holders of such shares are entitled, then such net assets shall be distributed ratably upon outstanding shares of Series A Preferred Stock in proportion to the fell preferential amount to which each such snare is entitled. For purposes hereof, “Original Issue Price” shall mean $300.00 per share for each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series A Preferred Stock).

(ii)           Upon completion of the distribution required by subsection (i) of this Section 1(b), the remaining assets of the Corporation shall be distributed among all holders of Common Stock and Series A Preferred Stock pro rata based on the number of shares of Common Stock held or that would be held by each holder of Series A Preferred Stock if all shares of Series A Preferred Stock were converted to Common Stock at the then effective conversion rate.

(iii)          For purposes of this Section 1(b), a “liquidation Event” shall include (A) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity), the transfer (whether by merger, consolidation, exchange, reorganization or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persona, of the Corporation’s equity securities if, after such transfer, such person or group of affiliated persons would hold 50’% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its solo purpose is to change the stale of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a liquidation Event hereunder may be waived by the vote or written consent of the holders of a majority of the outstanding Series A Preferred Stock (voting on an as converted basis).

(iv) In any Liquidation Event, if Proceeds received by the Corporation or its stockholders are other than cash, their value will be deemed their fair market value. The determination of such fair market value shall be made by the Board of Directors of the Corporation or as otherwise may be set forth in the definitive agreements governing such Liquidation Event.

(c)           Redemption Rights.

(i)            If at any time after October 31, 2009, the holders of not less than fifty-one percent (51%) of the shares of Series A Preferred Stock then outstanding deliver written notice to the Corporation of such holders’ desire to have the Series A Preferred Stock redeemed, all outstanding shares of Series A Preferred Stock, if not previously converted pursuant to Section 1(d), shall be redeemed by the Corporation on a date which is not more than 90 days after the date on which such written notice was given to the Corporation by the holders of the Series A Preferred Stock Bach share of Series A Preferred Stock to be redeemed hereunder shall be redeemed by payment by the Corporation in cash of the Redemption Price (as defined below). For purposes hereof the term “Redemption Price” shall mean, with respect to each share of Series A Preferred Stock, an amount equal to the Liquidation Preference Amount.

(ii)           At any time after October 31, 2011, the Corporation shall be entitled to redeem all outstanding shares of Series A Preferred Stock, if not previously converted pursuant to Section 1(b), on a date which is not less than 60 days nor more than 90 days after the date on which written notice was delivered to the holders of the Series A Preferred Stock. Each share of Series A Preferred Stock to be redeemed hereunder shall be redeemed by payment by the Corporation in cash of the Redemption Price.

(iii)          Any redemption pursuant to Sections l(c)(i) or (ii) above shall be preceded by written notice to each holder of Series A Preferred Stock stating the date fixed for redemption, the Redemption Price and the place at which holders of Series A Preferred Stock may obtain payment of the Redemption Price upon surrender of that respective stock certificates.

(iv) All shares of Series A Preferred Stock redeemed otherwise acquired or returned (as a result of conversion or otherwise) by the Corporation shall immediately be canceled and shall not be reissued.

(d)           Convention. The holders of the Series A Preferred Stock shall have conversion rights as Mows (the “Conversion Rights”):

(i)            Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the liquidation Preference Amount for the Series A Preferred Stock by the applicable Conversion Price (as denned below) for the Series A Preferred Stock (the conversion rate for Series A Preferred Stock into Common Stock is referred to herein as the “Conversion Rate”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The “Conversion Price” per share for Series A Preferred Stock shall initially be $.30; provided, however, that the Conversion Price mi the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 1(e)(iv).

(ii)           Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for Series A Preferred Stock immediately upon the Corporation’s sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended covering the offer and sale of Common Stock (A) at a price per share yielding net proceeds to the Corporation of not less than $1.20 (as adjusted for any stock splits, stock dividends, combinations, subdivisions or the like), (B) which results in net proceeds to the Corporation and the selling stockholders, if any, of not less than $20,000,000, and (C) after which the Common Stock is listed on the NYSE, AMEX or the NASDAQ National Market (a “Qualified Public Offering”).

(iii)          Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at me office of the Corporation or of any transfer agent for me Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the Sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with automatic conversion provisions of subsection l(d)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(iv)          Conversion Price Adjustments of Series A Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from, time to time as follows:

(A)          1.             If the Corporation shall issue, on or after the date upon which this Certificate of Designation is accepted for filing by the Secretary of State of the State of Delaware (the Filing Date”), any Additional Stock (as defined below) for a consideration per share less than the Conversion Price applicable to the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, but greater than one-half of such Conversion Price, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 1(d)(iv)(A)(1) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. If the Corporation shall issue, on or after the Filing Date, any Additional Stock without consideration or for a consideration per share less than one-half of the Conversion Price applicable to the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 1(d)(iv)(A)(1) be adjusted to a price equal to the consideration paid or given for such Additional Stock, For purposes of this Section 1(d)(iv)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon exercise of outstanding stock options, and (3) Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock. Shares described in (1) through (3) above shall be included whether vested or invested, whether contingent or non-contingent and whether exercisable or not yet exercisable,

2.             No adjustment of the Conversion Price for the Series A Preferred Stock Shall be made in an amount leas than one cent per share, provided mat any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years Stun the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 1(d)(iv)(A(5)(c) and (5)(d), no adjustment of such conversion Price pursuant to this subsection l(d)(iv) shall have the effect of increasing the Conversion Price above the Conversion Price m effect immediately prior to such adjustment

3.             In the case of (the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commission or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof,

4.             In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other titan cash shall be deemed to be the fair market thereof as determined by the Board of Directors irrespective of any accounting treatment

5.             In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor.

a.             The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections l(d)(iv)(A)(3) and (d)(iv)(A)(4)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

b.             The aggregate maximum number of shares of Common Stock deliverable upon conversion or, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by (the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 1(d)(iv)(A)(3) and 1(d)(iv)(A)(4).

c.             In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights of upon conversion of or in exchange for such convertible or exchangeable shares, the Conversion Price of the Series A Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, Shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

d.             Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

e.             The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 1(d)(iv)(A)(5)(a) and (b) shall be appropriately adjusted to. reflect any change, termination or expiration of the type described in either subsection 1(d)(iv)(A)(5)(a) or (b).

(B)           “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 1(d)(iv)(A)(5) by the Corporation on or after the Filing Date other than:

1.             Common Stock issued pursuant to a transaction described in subsection 1(d)(iv)(A)(2) hereof;

2.             Shares of Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;

3.             Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

4.             Common Stock issued in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by this corporation’s Board of Directors; and

5.             Common Stock that is issued with the approval of the holders of not less than fifty-one percent (51%) of the then-outstanding shares of Series A Preferred Stock.

(v)           In the event the Corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that me number of abates of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shores of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents,

If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of abates of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(vi)          Reservation of Common Stock. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock that number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of all outstanding shares of Series A Preferred Stock.

(e)           Voting Rights.

(i)            Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders’ meeting in accordance with die Corporation’s Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Series A Preferred Stock or Common Stock shall vote together as a single class and not as separate classes,

(ii)           So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of not less than fifty-one percent (51%) of the then-outstanding shares of the Series A Preferred Stock, determined on a fully diluted and as converted basis:

(A)          Amend the Corporation’s Certificate of Incorporation or Bylaws in any material respect (other than an amendment to change the name of the Corporation).

(B)           Declare or pay any dividend or other distribution upon the Corporation’s capital stock (except dividends payable solely in shares of Common Stock), or purchase, redeem, or otherwise acquire any abates of the Corporation’s capital stock, except for repurchases, at cost, of shares of the capital stock of the Corporation (pursuant to rights held by the Corporation as of the Filing Date) held by the Corporation’s consultants, directors, officers or employees.

(C)           Sell, lease, assign, transfer or otherwise convey or otherwise dispose of all or substantially all of the assets of the Corporation or any of its subsidiaries, or effect any consolidation, merger or reorganization involving the Corporation or any of its subsidiaries, or effect any transaction or series of related transaction in which the Corporation’s stockholders immediately prior to such transaction or transactions own immediately after such transaction or transactions less than 50% of the voting securities of the surviving corporation or entity (or its parent).

(D)          Reclassify, reorganize or recapitalize the Corporation’s outstanding capital stock;

(E)           Create or issue any class or series of stock or other security of the Corporation on parity with or having preference over the Series A Preferred Stock or increases the authorized number of shares of Series A Preferred Stock.

(F)           Effect any transaction with the management, related parties or other affiliates of the Corporation, or extend or waive the terms of any such existing transactions, other than (1) issuances of options, warrants or Common Stock pursuant to an equity incentive plan or similar arrangement approved by the Board of Directors or (2) any other transaction with management, related parties or affiliates of the Corporation on terms approved by a majority of the members of the Board of Directors who are not, either directly or indirectly, a party to such transaction.

(G)           Create a new plan or arrangement for the grant of stock options or the issuance of restricted stock or increase the number of shares available under such a plan or arrangement,

(H) Increase or decrease the number of directors on the Board of Directors of the Corporation.

(iii)          So long as at least 4,167 shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock shall be entitled to nominate and elect one (1) member of the

Corporation’s Board of Directors at each regularly scheduled meeting of the Corporation’s stockholders which is called for the purpose of electing members of the Board of Directors.

(f)            Preemptive Rights.  If the Corporation authorizes the issuance and sale of Additional Stock (as defined in Section l(d)(iv)(B)), the Corporation shall first offer in writing to tell to each holder of Series A Preferred Stock a portion of the securities being issued equal to the quotient obtained by dividing (A) the aggregate number of shares of Common Stock then owned by such holder on an as-converted basis by (B) the aggregate number of shares of Common Stock then outstanding (assuming conversion of all of the Corporation’s securities convertible into Common Stock). If all offered securities are not subscribed to by such holder of Series A Preferred Stock in writing delivered to the Corporation within ten days after the date of delivery of the Corporation’s original notice to such holder, then the Corporation shall be entitled to offer such securities for sale to any other person or persons at a price and on terms determined by the Corporation, provided that such price and terms are no more favorable to each person or persons than the price and terms on which such securities were offered to the holders of Series A Preferred Stock, Any securities not sold by the Corporation within 90 days after the date of the Corporation’s initial notice to the holders of Series A Preferred Stock hereunder shall then become subject again to the provisions of this Section 1(f).

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Geokinetics Inc. has caused this Certificate of Designation to its Certificate of Incorporation to be signed by Thomas J. Concannon, its Vice President and Chief Financial Officer, this 14th day of November, 2004.

GEOKINETICS INC.

By:
Name:	Thomas J. Concannon
Title:	Vice President and Chief Financial Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:30 AM 11/02/2006

FILED 11:30 AM 11/02/2006

SRV 061007868 - 0886211 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

GEOKINETICS INC.

GEOKINETICS INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST:                                                           The Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declared such amendment to be advisable and submitted it to a vote of the stockholders of the Corporation entitled to vote thereon in accordance with the General Corporation Law. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article Four of the Certificate of Incorporation be amended by adding the following paragraphs before the existing paragraph that begins “A description of the designations, preferences, and relative rights of each class of stock of the Corporation is as follows”:

“Effective at 5:00 p.m. (Central Standard Time) on November 3, 2006 (the “Effective Time”’), every 10 (ten) shares of Corporation Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”’) shall be automatically reclassified and continue without any action on the part of the holder thereof, as 1 (one) share of Common Stock (the “New Common Stock”) (the “2006 Reverse Stock Split”). The Corporation shall not issue fractional shares on account of the 2006 Reverse Stock Split. In lieu of any fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the OTCBB during regular trading hours for the five trading days immediately preceding the Effective Time of the 2006 Reverse Stock Split. ”

“The 2006 Reverse Stock Split will not change the proportionate ownership interest of the stockholders in the Corporation, nor will the voting rights and other rights of stockholders be changed (except for the rights to receive cash payments in lieu of fractional shares).”

“From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. Holders of Old Common Stock will be asked to surrender their certificates representing their Old Common Stock in exchange for certificates representing New Common Stock. The Corporation’s transfer agent will furnish each stockholder with a letter of transmittal setting forth the procedures necessary for the exchange of certificates representing Old Common Stock for certificates representing New Common Stock.”

SECOND:                                            Pursuant to resolution of the Board of Directors of the Corporation, the 2006 Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of this amendment.

THIRD:                                                       This amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, Geokinetics Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by David A. Johnson, its President and Chief Executive Officer, this 1st day of November, 2006.

GEOKINETICS INC.

By:
David A. Johnson
President and Chief Executive Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:51 PM 02/23/2009

FILED 01:45 PM 02/23/2009

SRV 090176426 - 0886271 FILE

SECOND AMENDED

CERTIFICATE OF DESIGNATION OF

SERIES B SENIOR CONVERTIBLE PREFERRED STOCK

OF

GEOKINETICS INC.

PURSUANT TO SECTION 151(g) OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Geokinetics Inc (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

ONE:                       The Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on September 8,2006.

TWO:                     The Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation was amended by that certain Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on July 28, 2008 and which provided that: (i) the Series B Senior Convertible Preferred Stock of the Corporation be designated Series B-l Senior Convertible Preferred Stock (the “Series B-I Preferred Stock”) and (ii) a new series of preferred stock of the Corporation, par value $10.00 per share, be created out of the authorized but unissued shares of capital stock of the Corporation and be authorized to be issued, with such series to be designated Series B-2 Senior Convertible Preferred Stock (the “Series B-2 Preferred Stock”) and consist of 350,000 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations, and restrictions of the Series B-l Preferred Stock and the Series B-2 Preferred Stock (collectively, (the “Series B Preferred Stock”), shall be, in addition to those set forth in the Corporation’s Certificate of Incorporation, all in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as set forth therein.

THREE:                  Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), the Board of Directors for the Corporation, by unanimous consent dated February 16, 2009, duly adopted a resolution providing that the Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of the Corporation be amended in its entirety, as follows:

(1)           Series B Preferred Stock.

(a)           Dividends.

(i)            The holders of Series B Preferred Stock, prior and in preference to any declaration or payment of any dividend on any class or series of capital stock of this Corporation, shall be entitled to receive cumulative dividends at the applicable Dividend Rate (as defined below). For purposes of this Section l(a)(i), “Dividend Rate” shall mean 8.0% per annum, compounded quarterly, of the Original Issue Price (defined in Section l(b)(i) below) for each share of Series B Preferred Stock. At the option of the Corporation, dividends payable on shares of (A) Series B-l Preferred Stock on any quarterly dividend payment date through and including October 31, 2011, may be paid in additional shares of Series B-l Preferred Stock, instead of cash or (B) Series B-2 Preferred Stock on any quarterly dividend payment date through and including October 31,2011, may be paid in additional shares of Series B-2 Preferred Stock, instead of cash. The value of each share of Series B Preferred Stock paid in lieu of cash shall be equal to the Original Issue Price. After October 31, 2011, all dividends shall be paid in cash when, and if declared. All unpaid dividends on Series B Preferred Stock shall be cumulative and shall accrue, compounding annually, regardless of whether or not the Corporation shall have funds legally available for the payment of such dividends.

(ii)           After payment of the dividends provided for in Section l(a)(i), any additional dividends or distributions shall be distributed among all holders of Common Stock, Series B-l Preferred Stock, Series B-2 Preferred Stock and other preferred securities, which are convertible into shares of Common Stock, in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series B-l Preferred Stock, Series B-2 Preferred Stock and other preferred securities were converted to Common Stock at the then-effective conversion rate.

(b)           Liquidation Preference.

(i)            The holders of Series B Preferred Stock, in the event of any Liquidation Event (as defined below), either voluntary or involuntary, shall be entitled to receive, prior and in preference to the distribution of any proceeds of such Liquidation Event (the “Proceeds” to the holders of Common Stock and other preferred securities (but pari passu to any other holder of Series B Preferred Stock), an amount per share (the “Liquidation Preference Amounts” equal to (A) the sum of the Original Issue Price (as defined below) for the Series B Preferred Stock, plus (B) any accrued but unpaid dividends, which have been accrued to the date of payment. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Series B Preferred Stock of the full preferential amount to which the holders of such shares are entitled, then such net assets shall be distributed ratably upon outstanding shares of Series B Preferred Stock in proportion to the full preferential amount to which each such share is entitled. For purposes hereof, “Original Issue Price” shall mean $250.00 per share for each share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Stock).

(ii)           After the payment of the Liquidation Preference Amount with respect to each share of Series B Preferred Stock, the holders of Series B Preferred Stock will have the right following a Liquidation Event to receive an additional distribution for each share of Series B Preferred Stock equal to the excess, if any, of (i) the aggregate amount distributable with respect to each share of Common Stock following the Liquidation Event multiplied times the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible at the conversion rate effective at the time of the Liquidation Event over (ii) the Liquidation Preference Amount. As a result, the total amount distributed with respect to each share of Series B Preferred Stock following a Liquidation Event will be not less than the amount determined as if all shares of Series B Preferred Stock had been converted to Common Stock at the conversion rate applicable at the time of the Liquidation Event. In view of this additional distribution right, the Corporation and the holders of the Series B Preferred Stock expect that the Series B Preferred Stock will not be treated as ‘‘preferred stock” for federal income tax purposes under Treasury Regulation § 1.305-5(a).

(iii)          For purposes of this Section 1(b), a “Liquidation Event” shall include (A) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity), (C) the transfer (whether by merger, consolidation, exchange, reorganization or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than A vista Capital Partners, L.P. and its affiliates), of the Corporation’s equity securities if, after such transfer, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will he owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event hereunder may be waived by the vote or written consent of the holders of a majority of the outstanding Series B Preferred Stock (voting on an as converted basis).

(iv)          In any Liquidation Event, if Proceeds received by the Corporation or its stockholders are other than cash, their value will be deemed their fair market value. The determination of such fair market value shall be made by the Board of Directors of the Corporation or as otherwise may be set forth in the definitive agreements governing such Liquidation Event.

(c)           Redemption Rights.

(i)            If, at any time after March 31, 2014, the holders of not less than a majority of the shares of Series B-l Preferred Stock then outstanding deliver written notice to the Corporation of such holders’ desire to have the Series B-l Preferred Stock redeemed, all outstanding shares of Series B-l Preferred Stock, if not previously converted pursuant to Section 1(d), shall be redeemed by the Corporation on a date which is not more than 90 days after the date on which such written notice was given to the Corporation by the holders of the Series B-1 Preferred Stock. If, at any time after March 31,2014, the holders of not less than a majority of the shares of Series B-2 Preferred Stock then outstanding deliver written notice to the Corporation of such holders’ desire to have the Series B-2 Preferred Stock redeemed, all outstanding shares of Series B-2 Preferred Stock, if not previously converted pursuant to Section 1(d), shall be redeemed by the Corporation on a date which is not more than 90 days after the date on which such written notice was given to the Corporation by the holders of the Series B-2 Preferred Stock. Each share of Series B Preferred Stock to be redeemed hereunder shall be redeemed by payment by the Corporation in cash of the Redemption Price (as defined below). For purposes hereof, the term “Redemption Price” shall mean, with respect to each share of Series B Preferred Stock, an amount equal to the Liquidation Preference Amount.

(ii)           Any redemption pursuant to Sections l(c)(i) above shall be preceded by written notice from the Corporation to each holder of Series B-1 Preferred Stock or Series B-2

Preferred Stock, as the case may be, stating the date fixed for redemption, the Redemption Price and the place at which holders of Series B-1 Preferred Stock or Series B-2 Preferred Stock, as the case may be, may obtain payment of the Redemption Price upon surrender of their respective stock certificates.

(iii)          All shares of Series B Preferred Stock redeemed, otherwise acquired or returned (as a result of conversion or otherwise) by the Corporation shall immediately be canceled and shall not be reissued.

(d)           Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i)            Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference Amount for the Series B Preferred Stock by the applicable Conversion Price (as defined below) for the Series B Preferred Stock (the conversion rate for Series B Preferred Stock into Common Stock is referred to herein as the “‘Conversion Rate”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The “Conversion Price” per share for Series B Preferred Stock shall initially be $25.00 (which amount takes into account the l-for-10 stock split of the Corporation effective as of November 3, 2006); provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection l(e)(iv).

(ii)           Corporation Conversion Election. At the election of the Corporation, each share of Series B Preferred Stock shall be converted into shares of Common Stock at the Conversion Rate at the time in effect for Series B Preferred Stock immediately upon the Corporation’s sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock (A) at a price per share yielding net proceeds to the Corporation of not less than $35.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions or the like), (B) which results in net proceeds to the Corporation and the selling stockholders, if any, of not less than $75,000,000, and (C) after which the Common Stock is listed on the NYSE, AMEX or the NASDAQ National Market (a “Qualified Public Offering”).

(iii)          Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of-such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the Option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with automatic conversion provisions of subsection l(d)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(iv)          Conversion Price Adjustments of Series B Preferred Stock for Certain Dilutive Issuances. Splits and Combinations. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(A)          Conversion Price Adjustments.

1.             If the Corporation shall issue, on or after the date upon which this Amended Certificate of Designation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”, any Additional Stock (as defined below) for a consideration per share less than the Conversion Price applicable to the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, and if the aggregate dollar amount of all previous issuances of Additional Stock since the Filing Date is less than $50,000,000 (determined by aggregating all previous issuances of Additional Stock made after the Filing Date) the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the per share consideration paid or given for such Additional Stock; provided, however, if the Corporation shall issue, on or after the Filing Date, any Additional Stock after the aggregate amount of previous issuances made after the Filing Date are in excess of $50,000,000 (determined by aggregating all previous issuances of Additional Stock made after the Filing Date) for a consideration per share less than the Conversion Price applicable to the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of snares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the Nominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section l(d)(iv)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon exercise of outstanding stock options, (3) Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock, (4) Common Stock issuable upon conversion of the Series B Preferred Stock, and (5) Common Stock issuable upon the conversion of any other series or class of equity securities issued after the date hereof which is convertible into shares of

Common Stock. Shares described in (1) through (3) above shall be included whether vested or unvested whether contingent or non-contingent and whether exercisable or not yet exercisable.

2.             No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided mat any adjustments that are not required to be made by reason of this sentence shall be carried forward arid shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections l(d)(iv)(A)(5)(c) and (5)(d), no adjustment of such Conversion Price pursuant to this subsection I (d)(iv) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

3.             In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commission or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

4.             In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market thereof as determined by the Board of Directors irrespective of any accounting treatment.

5.             In the ease of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

a.             The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections l(d)(iv)(A)(3) and (d)(iv)(A)(4)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

b.             The aggregate maximum number of shares of Common Stock deliverable upon conversion or, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 1(d)(iv)(A)(3) and 1(d)(iv)(A)(4).

c.             In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable shares, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or a any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

d.             The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections l(d)(iv)(A)(5)(a) and (b) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection l(d)(iv)(A)(5)(a) or (b).

(B)           “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection l(d)(iv)(A)(5)) by the Corporation on or after the Filing Date other than:

1.             Shares of Common Stock issued to employees, directors, officers, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;

2.             Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

3.             Common Stock or other securities convertible into shares of Common Stock that are issued with the approval of the holders of not less than a majority of the then-outstanding shares of Series B-l Preferred Stock and a majority of the men-outstanding shares of Series B-2 Preferred Stock; and

4.             Common Stock issued pursuant to the conversion of the Series B Preferred Stock.

(v)           In the event the Corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall he appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares,

(vi)          Reservation of Common Stock. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock that number of shares of Common Stock as shall from time to time be sufficient to effect the full conversion of all outstanding shares of Series B Preferred Stock.

(vii) Restrictions on Conversion of Series B-2 Preferred Stock. Notwithstanding the foregoing provisions of this Section 1(d), pursuant to Section 713 of the NYSE Alternext US LLC Company Guide of the American Stock Exchange, as amended, without the prior approval of the holders of a majority of the then outstanding shares entitled to vote, Shares of Series B-2 Preferred Stock shall not be convertible or converted into greater than 19.9% of the number of shares of outstanding Common Stock of the Corporation as of the date of issuance of shares of the Series B-2 Preferred Stock (the “Series B-2 Preferred Stock Cap”). For example, if on July 28,2008, 10,398,084 shares of Common Stock of the Corporation were outstanding, then holders of shares of the Series B-2 Preferred Stock shall not be entitled to convert their shares of Series B-2 Preferred Stock into greater than 2,069,218 shares of Common Stock of the Corporation.

(e)           Election and Removal of Directors by Series B Preferred Stock. Subject to Section l(f)(ii)s the holders of record of the shares of Series B Preferred Stock, exclusively, shall be entitled to nominate and elect one (1) director of the Corporation (the “Series B Director”). At each regularly scheduled meeting of the Corporation’s stockholders which is called For the purpose of electing members of the Board of Directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing the director by holders of the Series B Preferred Stock. A vacancy in said directorship filled by the holders of Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred Stock. The Series B Director may be removed, with our without cause, by the holders of Series B Preferred Stock in the same manner as such director may be elected hereunder.

(f)            Voting Rights.

(i)            Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote* shall be entitled to notice of any stockholders’ meeting in accordance with the Corporation’s Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Notwithstanding the foregoing provisions of this Section l(f)(i), pursuant to Section 122 of the NYSE Alternext US LLC Company Guide of the American Stock Exchange, as amended, holders of shares of the Series B-2 Preferred Stock shall not be entitled to more than 1,864,512 votes (the “Series B-2 Voting Cap”), in the aggregate, when voting upon any corporate action or issuance in which such holders may be entitled to vote. If the Corporation shall effect a subdivision or consolidation of the shares of Common Stock, then (x) in the event of an increase in the number of outstanding shares of Common Stock, the Series B-2 Voting Cap shall be proportionately increased, and (y) in the event of a reduction in the number of outstanding shares of Common Stock, the Series B-2 Voting Cap shall be proportionately reduced. In the event that, at any date, the shares of Series B-2 Preferred Stock could then be converted into more shares than the Series B-2 Voting Cap then in effect, each holder of shares of Series B-2 Preferred Stock shall be entitled to a number of votes equal to such holder’s percentage ownership of all Series B-2 Preferred Stock then outstanding, multiplied by 1,864,512; and the product of such multiplication, if not a whole number, shall be rounded down to the next smallest whole number. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of Series B Preferred Stock or Common Stock shall vote together as a single class and not as separate classes.

(ii)           So long as at least 125,000 shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval {by vote or written consent, as provided by law) of not less than a majority of the then-outstanding shares of the Series B Preferred Stock, as determined on a fully diluted and as-converted basis:

(A)          Amend the Corporation’s Certificate of Incorporation or Bylaws in any material respect (other than an amendment to change the name of the Corporation);

(B)           Declare or pay any dividend or other distribution upon the Corporation’s capital stock (except dividends payable solely in shares of Common Stock), or purchase, redeem, or otherwise acquire any shares of the Corporation’s capital stock, except for repurchases, at cost, of shares of the capital stock of the Corporation (pursuant to rights held by the Corporation as of the Filing Date) held by the Corporation’s consultants, directors, officers or employees;

(C)           Sell, lease, assign, transfer or otherwise convey or otherwise dispose of all or substantially all of the assets of the Corporation or any of its subsidiaries, or effect any consolidation, merger or reorganization involving the Corporation or any of its subsidiaries, or effect any transaction or series of related transactions in which the

Corporation’s stockholders immediately prior to such transaction or transactions own immediately after such transaction or transactions less than 50% of the voting securities of the surviving corporation or entity (or its parent);

(D)          Reclassify, reorganize or recapitalize the Corporation’s outstanding capital stock;

(E)           Create or issue any class or series of stock or other security of the Corporation on parity with or having preference over the Series B Preferred Stock or increase the authorized number of shares of the Series B Preferred Stock;

(F)           Effect any transaction with the management, related parties or other affiliates of the Corporation, or extend or waive the terms of any such existing transactions, other than (1) issuances of options, warrants or Common Stock pursuant to an equity incentive plan or similar arrangement approved by the Board of Directors or (2) any other transaction with management, related parties or affiliates of the Corporation on terms approved by a majority of the members of the Board of Directors who are not, either directly or indirectly, a party to such transaction; and

(G)           Increase or decrease the number of directors on the Board of Directors of the Corporation.

(iii)          The Corporation shall not, without obtaining the approval (by vote or written consent, as provided by law) of holders of not less than a majority of the then outstanding shares of Series B-2 Preferred Stock, take any action, or engage in or enter into, any transaction which would have the effect of subjecting the holders of the Series B-2 Preferred Stock to the Series B-2 Preferred Stock Cap.

(g)           Financial Statements, Reports, etc. The Corporation shall furnish to each to each holder of the Series B Preferred Stock:

(i)            within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Corporation and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with United States generally accepted accounting principles (“GAAP”), all audited by UHY, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(ii)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Corporation and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such persons during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such person as fairly presenting in all material respects the financial condition and results of operations of the Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes,

(h)           Preemptive Rights. If the Corporation authorizes the issuance and sale of Additional Stock (as defined in Section l(d)(iv)(B)) other than pursuant to an underwritten public offering registered under the Securities Act or for non-cash consideration pursuant to a merger or consolidation approved by the Board of Directors of the Corporation, the Corporation shall first offer in writing to sell to each holder of Series B Preferred Stock a portion of the securities being issued equal to the quotient obtained by dividing (A) the aggregate number of shares of Series B Preferred Stock then owned by such holder by (B) the aggregate number of shares of Series B Preferred Stock then outstanding. If all offered securities are not subscribed to by such holder of Series B Preferred Stock in writing delivered to the Corporation within twenty days after the date of delivery of the Corporation’s original notice to such holder, then the Corporation shall offer all of such securities for sale to those other holders of Series B Preferred Stock that did elect to subscribe for such securities. If such offer is oversubscribed by such Series B Preferred Stock holders then the Corporation shall offer such securities to such Series B Preferred Stockholders pro rata on the basis of the number of securities previously subscribed to by such holders pursuant to the formula above. If the holders of Series B Preferred Stock do not elect to subscribe for all of such securities in writing delivered to the Corporation within twenty days after the date of delivery of the Corporation’s second notice then the Corporation shall be free to offer such securities to any other person or persons at a price and on terms determined by the Corporation, provided that such price and terms are no more favorable to such person or persons than the price and terms on which such securities were offered to the holders of Series B Preferred Stock. Any securities not sold by the Corporation within 90 days after the date of the Corporation’s initial notice to the holders of Series B Preferred Stock hereunder shall then become subject again to the provisions of this Section 1(h).

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Geokinetics Inc. has caused this Second Amended Certificate of Designation to its Certificate of Incorporation to be signed by Richard F. Miles, its President and Chief Executive Officer, this 16th day of February, 2009.

GEOKINETICS INC.

By:
Richard F. Miles, President and
Chief Executive Officer